                                                                    EXHIBIT 23.6

                   [Letterhead of Professional Bancorp, Inc.]

                                                                November 1, 2000

Board of Directors
First Community Bancorp
6110 El Tordo
Rancho Santa Fe, California 92067

Ladies and Gentlemen:


    Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who will become a director of First Community Bancorp, a California corporation (the "Company"), in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to such Registration Statement.


                                          Very truly yours,

                                          /s/ Gene F. Gaines